UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016
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  SiteOne Landscape Supply, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mansell Overlook, 300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(770) 255-2100
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
Effective as of October 3, 2016, the Board of Directors (the “Board”) of SiteOne Landscape Supply, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the number of directors serving on the Board from eight to nine and filled the vacancy created by such newly-created directorship by appointing Jeri L. Isbell. Ms. Isbell will serve as a Class I Director, where her initial term will expire at the Company’s 2017 annual stockholders meeting. The Board also appointed Ms. Isbell to serve on the Compensation Committee and the Nominating and Corporate Governance Committee. The Board determined, after considering all of the relevant facts and circumstances, that Ms. Isbell is “independent” as defined under NYSE listing standards.
No arrangements exist between the Company and Ms. Isbell or any other person pursuant to which she was selected as director. There are no transactions in which Ms. Isbell has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.
Ms. Isbell will be entitled to participate in the Company’s non-employee director compensation plan. Such director compensation plan is described in more detail under “Executive Compensation-Director Compensation” in the final prospectus filed by the Company with the U.S. Securities and Exchange Commission on May 12, 2016 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (Registration No. 333-206444).
The Company’s press release announcing Ms. Isbell’s election is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of SiteOne Landscape Supply, Inc., dated October 3, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ John T. Guthrie
John T. Guthrie
Executive Vice President, Chief Financial Officer and Assistant Secretary
Date: October 3, 2016

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated October 3, 2016

Exhibit No.	Description of Exhibit

99.1	Press Release of SiteOne Landscape Supply, Inc., dated October 3, 2016.